Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 19, 1997, except as to Note 16 which is as of October 10, 1997, which appears on page F-2 of the Company's Form S-1 (Nos. 333-33483 and 333-45363).


     /s/ Price Waterhouse LLP

     Price Waterhouse LLP

     Boston, Massachusetts
     March 19, 1998